EXHIBIT 99.1

Pacific Energy Development Announces Initial Test Results of Appraisal Well on Kazakhstan Asset

Danville, California, November 7, 2013 – Pacific Energy Development (NYSE MKT:  PED), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, today announced the initial results of testing done by Aral Petroleum Capital Limited Partnership (“Aral”) on Well #306, which was drilled in 2012, located in western Kazakhstan’s East Zhagabulak field located within the North Block of Kazakhstan’s Pre-Caspian Basin, which is covered by a production license and included within the 380,000 acre contract area (“Contract Area”) covered by an exploration license issued by the Republic of Kazakhstan that is 100% held by Aral.  The Company is currently in contract to acquire an indirect 34% interest in Aral, subject to the satisfaction of certain customary closing conditions including the requisite approvals from the Republic of Kazakhstan.

According to information received from Aral, the test of the initial target interval of Well #306 was completed on October 28, 2013, the well was tied into the production pipeline on November 4, 2013, and the well is currently producing 79.68 tons of oil equivalent (“TOE”) (approximately 579 barrels of oil equivalent (“BOE”)) per day.  Due to the success of the test of this initial target interval, Aral has decided to defer the test of 2 additional target intervals of Well #306, and instead commence testing (perforation and acidizing) on the previously untested Well #315 and fracturing and acidizing operations on Well #316, each of which were drilled in 2012, and then workover and testing of certain upper objectives of Well #308.

As a result of the test on the initial target interval of Well #306, Aral has successfully increased the average daily production of oil from the asset from approximately 290 BOE per day prior to the test, to current average production of approximately 869 BOE per day.

Commenting on the initial test results, President and CEO Frank Ingriselli noted, “We are very encouraged by the test results on this first interval of the first of four wells Aral plans to workover and test this year.  These results from just one interval have tripled existing production. This opportunity represents our first major international acquisition that we anticipate will allow us to participate in a long standing global oil play.  Not only is the large contract area of 380,000 acres within the largest producing basin in Kazakhstan, it is also in close proximity to some of the most prolific oil producing properties in the Republic of Kazakhstan, including the two largest oilfields owned by Chevron Corporation.  We look forward to the closing of this transaction, and the continued production from, and further development of, this asset.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principle assets include its Niobrara asset located in the DJ Basin in Colorado, its Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas, its Eagle Ford asset in McMullen County, Texas, and its North Sugar Valley asset located in Matagorda County, Texas. Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the timing of the commencement of trading on the NYSE MKT. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Contacts

Pacific Energy Development
Bonnie Tang, 1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Liviakis Financial Communications, Inc.
John Liviakis
+1-415-389-4670
john@liviakis.com